Exhibit 10.1
AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (“Amendment”) is entered into on the 9th day of November, 2023, by and between Citizens, Inc., a Colorado corporation (the “Company”), and Gerald W. Shields (the “Executive”) (each, a “Party” and together, the “Parties”). This Amendment amends the Executive Employment Agreement (“Agreement”) between the Parties effective as of January 1, 2022.
WHEREAS, Executive has served as Chief Executive Officer of the Company since January 1, 2022; and
WHEREAS, pursuant to the terms of the Agreement, Executive’s employment under the Agreement terminates on December 31, 2023, subject to automatic renewal for additional one (1) year periods unless and until either Party provides the other Party with not less than ninety (90) days’ notice of such Party’s intent not to renew (the “Non-renewal Notice”); and
WHEREAS, since the Initial Term ends on December 31, 2023, the Board is engaged in a search to find a successor Chief Executive Officer; and
WHEREAS, neither party provided a Non-renewal Notice, which automatically extends the Agreement for a period of one year; and
WHEREAS, in order to allow the Board to complete its search and in order to facilitate a smooth transition from Executive to the new Chief Executive Officer, the Company and Executive desire to amend the term of the Agreement and certain other terms and conditions, as set forth herein.
NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Section 1 of the Agreement, Term, shall be amended and restated as follows:

“1. Term. Unless earlier terminated in accordance with Section 5 of the Agreement, the Initial Term shall end on December 31, 2023 and Executive’s employment hereunder shall be extended to June 30, 2024 (the period from January 1, 2024 through June 30, 2024 is referred to as the “Extended Term”).”

2.Position and Duties. Unless otherwise agreed to by Executive and the Company, during the Extended Term, Executive shall continue to serve as the Company’s Chief Executive Officer and shall have the duties set forth in the Agreement. Additionally, Executive shall assist in facilitating the smooth transition from Executive to the new Chief Executive Officer.

3.Compensation during the Extended Term. Notwithstanding any terms and conditions in the Agreement to the contrary, during the Extended Term, regardless of whether Executive and the Company have agreed to any changes to Executive’s position or duties, Executive shall be paid or entitled to earn the following compensation:

(a)Base Salary. During the Extended Term, the Company shall pay the Executive a total base salary of $400,000 (the “Base Salary”), payable in regular installments in accordance with the Company’s customary payroll practices.

(b)Incentive-Based Compensation. In addition to the Base Salary, during the Extended Term, the Executive shall be eligible to earn the following:

(i)a cash bonus in an amount up to $300,000 (“Annual Bonus”); and
(ii)a grant of restricted stock units (RSUs) in an amount up to $125,000 (“Equity Incentive”), both to be earned based on the degree to which the pay-for-performance goals established by the Board for the 2024 fiscal year have been satisfied. Any Annual Bonus earned shall be paid and Equity Incentive earned shall be granted no later than March 31, 2025, notwithstanding the termination of the Extended Term and Executive’s employment with the Company.

(c)RSUs. All unvested RSUs granted during the Initial Term shall automatically vest at the end of the Extended Term. Any RSUs granted pursuant to the above Equity Incentive shall automatically vest on March 31, 2025.
4.References.

(a)All references in the Agreement to the Term shall be read to include the Extended Term.

(b)All capitalized terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Agreement.

5.No Other Changes. Except as amended herein, all terms and conditions of the Agreement shall remain in full force and effect through the end of the Extended Term.

[SIGNATURES TO IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

EXECUTIVE

/s/Gerald W. Shields
Gerald W. Shields

CITIZENS, INC.

By: /s/ Jerry D. Davis, Jr.
Name: Jerry D. Davis, Jr.
Title: Chairman of the Board